Exhibit 10.05

            ADDENDUM 3 TO THE BEAVON EMPLOYMENT AGREEMENT OF 8-01-02

     The following are amendments to the Elaine Beavon Employment Agreement with SCHIMATIC Cash Transactions Network.com, Inc. dba Smart Chip Technologies ("Company," "SCTN" or "Employer") effective 8-01-02 as amended by Addendums on 7-28-03 and 5-05-2004:

For the purpose of cleaning up the "stock overhang" of the Company, as dictated by the Board of Directors, the Company and Beavon agree to the following regarding Stock, Stock Options and Bonuses. The stock to be issued under the terms of this agreement will settle all prior agreements related to stock, stock options, and agreements to convert debts to stock. All stock will be issued effective the date of this agreement, but physical certificates representing that stock will not be printed and delivered to Beavon until the shareholders meet and approve an increase to the limit of shares authorized.

     1. Under previous agreements Elaine Beavon has the rights to the following:

               a. Stock options to purchase 4,000,000 shares at $.05 per share, and the company has agreed to expense the exercise price, and all applicable taxes and withholding thereon;

               b.   Stock options to purchase 39,063 shares at $.128 per share;
                    c. 60,000 shares exercised by non-recourse note in the amount of $7,680;

               d. Accrued salary from August 1, 2002 through June 30, 2004, that can be converted to 3,220,000 shares;

               e. Deferred compensation agreement dated July 31, 2002 in the amount of $130,375, which is convertible to stock at 70% of market price;

     2.   Under this agreement Elaine Beavon agrees to the following:

               a. All references to converting unpaid salary to stock or stock options are void.

               b. All references to converting unpaid business expenses to stock or stock options are void.

ADDENDUM 3 TO THE BEAVON EMPLOYMENT AGREEMENT OF 8-01-02                  Page 2
--------------------------------------------------------------------------------

               c. The Addendums to the Beavon Employment Agreement of 8-01-02 are hereby affirmed by this agreement, with the exception of Beavon's ability to convert money due to stock or options.

               d. Beavon gives up her right to have the company expense the exercise price of 4,000,000 shares at $.05 per share, including all applicable taxes and withholding thereon.

               e. Beavon and the Company agree to convert Beavon's accrued salary from August 1, 2002 through June 30, 2004 to 3,220,000 shares, per the terms of the employment agreement.

               f. Beavon agrees to convert her Deferred Compensation Agreement dated July 31, 2002 in the amount of $130,375, to stock at 70% of the closing market price as of the date of this agreement.

               g. Beavon agrees that she will not ask for any additional shares or options as compensation for employment through the end of her employment agreement.

               h. Beavon agrees that if the Company does not have sufficient working capital to pay salaries in full, the Board will determine when payments are made.

     3.   Under this agreement Elaine Beavon is being granted the following:

               a.   A performance bonus of 1,500,000 shares;

               b. A settlement for forgoing all rights that would accrue in the future, as agreed above, of 1,500,000 shares.

               c. Rights to stock options to purchase 4,000,000 at $.05 per share are being affirmed and a bonus is hereby granted to be used to exercise those options equivalent to the funds needed to exercise the 4,000,000 options to purchase shares as of this date.

               d. Rights to stock options to purchase 39,063 at $.128 per share are being affirmed and a bonus is hereby granted to be used to exercise those options equivalent to the funds needed to exercise the 39,063 options to purchase shares as of this date.

ADDENDUM 3 TO THE BEAVON EMPLOYMENT AGREEMENT OF 8-01-02                  Page 3
--------------------------------------------------------------------------------

               e. A bonus in the amount of $7,680 to pay off the non-recourse note used to purchase 60,000 option shares.

Subject to review by Kruse Landa, the method of recording these transactions may be modified in conformance with the best interest of the Company, including tax liability.


I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, I UNDERSTAND ITS TERMS, AND AGREE TO BE BOUND BY ALL OF ITS TERMS. I ALSO UNDERSTAND I HAVE THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY INDEPENDENT COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on July 7, 2004.

      Employer:                                             Employee:
SCTN                                                 Elaine Beavon
330 E. Warm Springs Rd.                              2859 E. Wasatch Blvd.
Las Vegas, NV 89119                                  Sandy, UT 84092


         By: /s/ Bernard McHale                      By: /s/ Elaine Beavon
             -------------------------                  -----------------------
         Bernard McHale, Director                            Elaine Beavon


         By:__________________________
            Joseph E. Diamond, Vice President and Director